Exhibit 32.2

Jupiter Wellness Inc.

Certifications Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, Douglas McKinnon, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Jupiter Wellness, Inc. on Form 10-K for the fiscal year ended December 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K as amended fairly presents, in all material respects, the financial condition and results of operations of Jupiter Wellness, Inc.

Date: March 31, 2022

By:	/s/ Douglas McKinnon
Name:	Douglas McKinnon
Title:	Chief Financial Officer and Principal Accounting Officer

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Jupiter Wellness, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.